Exhibit 23(a)

                        Consent of Independent Auditors



The Board of Directors
Trans Financial, Inc.




We consent to the use of our report incorporated herein by reference. Our report refers to changes in accounting for mortgage servicing rights in 1995, and income taxes and investments in debt and equity securities in 1993.






/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP
Louisville, Kentucky
December 20, 1996